                                                                    Exhibit 99.6

                               H. J. HEINZ COMPANY
                 Unaudited Pro Forma Consolidated Balance Sheet
                                October 30, 2002


                                                                                 Adjustments
                                                                                   for the
                                                              Historical         Transaction             Pro Forma
                                                             ------------        ------------          ------------
                                                                                 (in thousands)
       ASSETS
Current assets:
       Cash and cash equivalents                             $    297,005        $     (5,142)(a)      $    291,863
       Receivables, net                                         1,300,976            (187,860)(a)         1,113,116
       Inventories                                              1,703,075            (315,148)(a)         1,387,927
       Prepaid expenses and other current assets                  327,391             (54,863)(a)           272,528
                                                             ------------        ------------          ------------
            Total current assets                                3,628,447            (563,013)            3,065,434

Property, plant and equipment                                   4,016,099            (652,510)(a)         3,363,589
Less accumulated depreciation                                   1,740,988            (327,256)(a)         1,413,732
                                                             ------------        ------------          ------------
            Total property, plant and equipment, net            2,275,111            (325,254)            1,949,857

Other noncurrent assets:
       Goodwill, net                                            2,500,455            (706,794)(a)         1,793,661
       Trademarks, net                                            843,017            (256,931)(a)           586,086
       Intangible assets, net                                     144,078              (4,994)(a)           139,084
       Other noncurrent assets                                  1,372,526             (43,006)(a)         1,329,520
                                                             ------------        ------------          ------------
            Total other noncurrent assets                       4,860,076          (1,011,725)            3,848,351
                                                             ------------        ------------          ------------

            Total assets                                     $ 10,763,634        $ (1,899,992)         $  8,863,642
                                                             ============        ============          ============

      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
       Short-term debt                                       $    162,571        $         --          $    162,571
       Portion of long-term debt due within one year              529,815            (450,000)(b)            79,815
       Accounts payable                                         1,024,295             (66,533)(a)           957,762
       Salaries and wages                                          52,553              (2,625)(a)            49,928
       Accured marketing                                          212,920             (22,672)(a)           190,248
       Other accrued liabilities                                  441,522             (38,978)(a)           402,544
       Income taxes                                               243,989                 (60)(a)           243,929
                                                             ------------        ------------          ------------
            Total current liabilities                           2,667,665            (580,868)            2,086,797

Long-term debt                                                  4,781,933            (620,000)(b)         4,161,933
Deferred income taxes                                             413,588            (134,867)(a)           278,721
Non-pension postretirement benefits                               211,173             (21,234)(a)           189,939
Other liabilities                                                 806,994             (23,102)(a)           783,892
                                                             ------------        ------------          ------------
            Total long-term debt and other liabilities          6,213,688            (799,203)            5,414,485

Shareholders' equity:
       Common stock                                               107,883                  --               107,883
       Additional capital                                         379,080                  --               379,080
       Retained Earnings                                        4,996,183            (519,125)(c)         4,477,058
       Less:
       Treasury Stock at cost                                   2,882,046                  --             2,882,046
       Unearned compensation                                       28,498                  --                28,498
       Accumulated other comprehensive loss                       690,321                 796 (a)           691,117
                                                             ------------        ------------          ------------
            Total shareholders' equity                          1,882,281            (519,921)            1,362,360
                                                             ------------        ------------          ------------

            Total liabilities and shareholders' equity       $ 10,763,634        $ (1,899,992)         $  8,863,642
                                                             ============        ============          ============

                              H. J. HEINZ COMPANY
                 Unaudited Pro Forma Consolidated Balance Sheet
                                October 30, 2002

(a) Represents the assets and liabilities directly attributable to the businesses that were transferred to SKF Foods as a result of the transaction.

(b) The repayment of approximately $1.1 billion of debt with the cash received from Del Monte as a result of the transaction.

(c) Represents the adjustment to retained earnings as a result of the net assets being transferred to SKF Foods as a result of the transaction.